CIRCUIT CITY STORES, INC.

                               B Y - L A W S

               As Amended and Restated as of April 12, 1995

          OFFICES                            RECORDS

1.   Place                         32.  Form of Stock Certificate
                                   33.  Lost Certificates
          STOCKHOLDERS MEETINGS    34.  Transfer of Stock
                                   35.  Registered Stockholders
2.   Place of Meeting
3.   Annual Meetings                         OTHER MATTERS
4.   Special Meetings
5.   Notices                       36.  Notices
6.   Adjourned Meetings            37.  Registered Office and
7.   Voting                               Agent
8.   Stockholders Entitled         38.  Corporate Records
       to Vote                     39.  Request for Financial
9.   Quorum                               Statement
                                   40.  Voting Stock in Other
          DIRECTORS                       Corporations
                                   41.  Seal
10.  Responsibility of Directors   42.  Amendment of By-Laws
11.  Number of Directors           43.  Fiscal Year
12.  (a) Directors' Nominations    44.  General
     (b) Directors' Terms
13.  Directors' Meetings
14.  Notice of Meetings
15.  Compensation
16.  Director Emeritus
17.  Executive Committee
18.  Audit Committee
19.  Compensation and Personnel Committee
20.  Nominating and Structure Committee
21.  Other Committees

          OFFICERS

22.  Officers
23.  Election of Officers
24.  Chairman of the Board
     (a) Vice Chairman of the Board
25.  President
26.  Vice Presidents
27.  Secretary
28.  Assistant Secretary
29.  Treasurer
30.  Other Officers
31.  Compensation

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                         CIRCUIT CITY STORES, INC.

                               B Y - L A W S


                                  OFFICES

1. PLACE: The principal office of the Corporation shall be in the County of Henrico, State of Virginia.


                               STOCKHOLDERS

2. PLACE OF MEETING: Meetings of the stockholders shall be held at the principal office of the Corporation or at such other place which shall be approved by the Board of Directors and designated in the notice of the meeting. Meetings may be held either within or without the State of Virginia.

3. ANNUAL MEETING: Commencing with the year 1979, the annual meeting of the stockholders of the Corporation shall be held on the third Wednesday in June of each year, or at such other time and place which shall be approved by the Board of Directors and designated in the notice of meeting. Such meetings may be held either within or without the State of Virginia. At the annual meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before them.

4. SPECIAL MEETINGS: Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board and the President of the Corporation.

5.  NOTICES:  Written notice by mail shall be given in accordance with
Section 36, stating the place, date and hour of a meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at the meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. The notice shall be deemed to be given when it is deposited with postage prepaid in the United States mail addressed to the stockholder at the address as it appears on the stock transfer books of the Corporation. Notice of a meeting to act on an amendment of the Articles of Incorporation or on reduction of stated capital or on a plan of merger, consolidation or exchange shall be given in the manner provided above not less than twenty-five (25) nor more than fifty (50) days before the date of the meeting. Such notice shall be

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accompanied by a copy of the proposed amendment or plan of reduction or merger, consolidation or exchange.

6. ADJOURNED MEETINGS: If a meeting is adjourned for lack of a quorum, any matter which might have properly come before the original meeting may came before the adjourned meeting when reconvened.

7. VOTING: Each share of stock shall have one vote on all matters on which stockholders are entitled to vote. A stockholder may vote either in person or by proxy executed in writing by the stockholder or a duly authorized attorney-in-fact.

8. STOCKHOLDERS ENTITLED TO VOTE: In lieu of closing the stock transfer books, the Board of Directors shall fix a date which is not more than fifty
(50) days in advance of the date on which the particular action is to be taken as the record date for any such determination of stockholders.

9. QUORUM: A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.
Treasury shares and shares held by a corporation of which the Corporation owns a majority of the shares entitled to vote for the directors thereof shall not be entitled to vote or to be counted in determining the total number of outstanding shares entitled to vote. If a quorum is present, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action. In the election of directors, those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. At each election for directors, every stockholder entitled to vote shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.


                                 DIRECTORS

10. RESPONSIBILITY OF DIRECTORS: The affairs and business of the Corporation shall be under the management of its Board of Directors and such officers and agents as the Board of Directors may elect and employ.

11. NUMBER OF DIRECTORS: Effective from April 12, 1995 until the 1995 annual meeting of stockholders, the number of directors shall be ten (10). Effective at the 1995 annual meeting of stockholders, the number of directors shall be nine (9). Except as provided in Section 12(b), directors shall be elected at the annual meeting of stockholders or at a special meeting of the stockholders called for such a purpose. The number of directors may be increased or decreased from time to time by amendment to these by-laws to the extent permitted by law and by the Corporation's Articles of Incorporation. They shall be elected by the stockholders for terms of three (3) years in the manner set forth in the Articles of Incorporation and shall serve until the election of their successors.

12. (a) DIRECTORS' NOMINATIONS: Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders (other than the 1986 annual meeting), 120 days in advance of such meeting, (ii) with respect to an election to be held at the 1986 annual meeting, March 1, 1986 and (iii) with respect to a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

     Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

12. (b) DIRECTORS' TERM: No decrease in the number of directors shall have the effect of changing the term of any incumbent director. Unless a director resigns or is removed by the majority vote of the stockholders, every director shall hold office for the term elected or until a successor shall have been elected. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors; provided, however, that the aggregate number of vacancies resulting from increases in the number of directors which may be created and filled by action of the Board of Directors between annual meetings of stockholders shall be limited to two. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

13. DIRECTORS' MEETING: The annual meeting of the directors shall be held immediately after the annual meeting of the stockholders. The Board of Directors, as soon as may be convenient after the annual meeting of the stockholders at which such directors are elected, shall elect from their number a Chief Executive Officer (CEO) who shall be the Chairman of the Board or the President, as the Board shall designate. Special meetings may be called by the CEO, the Board of Directors or any two directors by giving notice of the time and place in accordance with Section 14. Special meetings of the Board of Directors (or any committee of the Board) may be held by telephone or similar communication equipment whereby all persons participating in the meeting can hear each other, at such time as my be prescribed, upon call of the CEO or any two members of the Board. A quorum shall be a majority of the directors. Action may be taken by the directors or a committee of the Board of Directors without a meeting if a written consent, setting forth the action, shall be signed by all of the directors or committee members either before or after such action. Such consent shall have the same force and effect as a unanimous vote.

14. NOTICE OF MEETING: At the annual meeting of the Board of Directors each year and at any meeting thereafter, the Board shall designate the dates, times and places of regular meetings of the Board for the ensuing calendar year, and no notice of any kind need be given thereafter with respect to such regular meetings. Notice of any special meeting of the Board shall be by oral, telegraphic or written notice duly given to each director not less than five (5) days before the date of the proposed meeting, but a waiver of notice of such meeting in writing, signed by a director of the Corporation before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at a meeting shall be deemed a waiver of notice of such meeting, unless the sole purpose of attending the meeting shall be to object to the transaction of any business.

15. COMPENSATION: Directors shall not receive a stated salary for their services, but directors may be paid a fixed sum and expenses for attendance at any regular or special meeting of the Board of Directors or any meeting of any Committee and such other compensation as the Board of Directors shall determine. A director may serve or be employed by the Corporation in any other capacity and receive compensation thereafter.

16. DIRECTOR EMERITUS: The Board may appoint to the position of Director Emeritus any retiring director who has served not less than three years as a director of the Corporation. Such person so appointed shall have the title of "Director Emeritus" and shall be entitled to receive notice of, and to attend all meetings of the Board, but shall not in fact be a director, shall not be entitled to vote, shall not be counted in determining a quorum of the Board and shall not have any of the duties or liabilities of a director under law.

17. EXECUTIVE COMMITTEE: With the approval of a majority of the whole Board of Directors, two or more directors may be designated to constitute an Executive Committee. The Executive Committee may exercise all corporate powers of the Corporation and manage its business and affairs to the same extent as the Board of Directors, subject to the limitations set forth in
Section 13.1-689 of the Virginia Stock Corporation Act and any successor legislation thereto. The Board of Directors may at any time, by resolution, limit the powers of the Executive Committee. The Executive Committee may meet at scheduled times or, upon notice to each member, hold a special meeting. The Executive Committee shall keep minutes of its meetings. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors.

18. AUDIT COMMITTEE: The Board of Directors shall appoint each year an Audit Committee, composed exclusively of outside directors, which shall perform such duties as they consider necessary and desirable to properly evaluate and generally supervise the Corporation's accounting procedures including but not limited to the following:

     1.   Recommend outside auditors to the Board.

     2. Determine that the scope of the audit is adequate and approve the audit fee.

     3.   Review audit results with the outside auditors.

     4. Review and approve the retention of the outside auditors to perform non-audit services and approve the fee therefor.

     5. Recommend policy for the scope, frequency, and method of internal audit reports and review the results thereof. Develop a direct line of communication with internal auditors, if and when such are employed.

     6.   Review all filings with the Securities and Exchange Commission.

     7.   Review pending lawsuits.

     8.   Review insurance coverage.

The Audit Committee should develop and follow a comprehensive checklist so as to ensure that the Committee's inquiries of the outside auditors and management are systematic in scope. This Committee shall have free access to the outside auditors and to the Corporation's general counsel. Meetings of the Committee should be scheduled not less than three times each year, with a portion of each meeting being held without management representatives present. Minutes of such meetings should be kept and reports made to the entire Board of Directors.

19. COMPENSATION AND PERSONNEL COMMITTEE: The Board of Directors shall appoint each year a Compensation and Personnel Committee, which shall be composed of three outside directors, and shall have the following duties:

     1. Review and recommend to the Board current management compensation programs including salaries, bonuses and fringe benefits and the creation of new officerships.

     2. Review and report to the Board on the funding and adequacy of existing retirement programs, and recommend new programs, if appropriate. (This responsibility does not include investment policy and other responsibilities of the Trustees of the Profit Sharing Fund.)

     3. Award and administer pursuant to existing authority, the Corporation's Stock Option and Performance Share Programs and review and recommend similar future programs, if any.

     4. Review top management organization, assist the CEO in determining that the Corporation has adequate depth and breadth of management to carry out its expansion programs and to provide for succession in the event of retirement or the unanticipated departure of a key executive.

     5. Review the Corporation's programs for attracting, developing and compensating management personnel at lower and middle levels.

20. NOMINATING AND STRUCTURE COMMITTEE: The Board of Directors shall appoint each year a Nominating and Structure Committee, which shall be composed of at least three members of the Board. A majority of the members of the Nominating and Structure Committee shall be outside directors. The functions of this Committee shall include the following:

     1. Review the performance and contribution of existing directors for the purpose of recommending whether they be nominated for a successive term.

     2. Recommend policies with regard to the size, composition and function of the Board.

     3. Suggest persons to fill vacancies on the Board and maintain files on names submitted.

     4. Assist the Chairman of the Board in carrying out an orientation program for new directors.

     5. Review and recommend to the Board changes and improvements in the functioning of the Board.

     6.   Review and recommend compensation levels for outside directors.

21. OTHER COMMITTEES: The Board of Directors may designate such other committees as it deems advisable. Each committee shall consist of at least two (2) directors and, to the extent provided by the resolution of the Board of Directors, shall have and exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation as may be lawfully delegated.


                                 OFFICERS

22. OFFICERS: The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect or the President, if so authorized by the Board of Directors, may appoint one or more Vice Presidents and other officers or assistant officers as may be deemed necessary or advisable to carry on the business of the Corporation. The President shall be a member of the Board of Directors. Any two offices may be combined in the same person except the offices of President and Secretary.

23. ELECTION AND REMOVAL OF OFFICERS, TERM: Officers shall be elected at the annual meeting of the Board of Directors immediately following the annual meeting of stockholders or appointed at the time thereof, and may be elected or appointed at such other time or times as the Board of Directors or the persons authorized to make appointments shall determine. All officers shall hold office, unless removed, until the time of the next annual meeting of the Board of Directors or until their successors are elected. Any officer may resign at any time upon written notice to the President or the Board of Directors, and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date. Elected officers may be removed, with or without cause, at any time by the Board of Directors. Appointed officers may be similarly removed by the persons having the authority to appoint them or by the Board of Directors.

24. CHAIRMAN OF THE BOARD: The Chairman of the Board, if one is designated by the Board of Directors, shall preside at all meetings of the Board and of stockholders and perform such other duties as the Board shall assign from time to time.

     (a) VICE CHAIRMAN OF THE BOARD: The Vice Chairman of the Board, if one is designated by the Board of Directors, shall at the request of or in the absence of the Chairman of the Board, preside at meetings of the Board and of stockholders and, when requested to do so, by the Board, shall perform all of the functions of the Chairman of the Board during the absence or incapacity of the latter.

25. PRESIDENT: The President, in the absence of the Chairman of the Board and the Vice Chairman of the Board, shall preside at all meetings of the Board of Directors and stockholders, shall have power to call special meetings of the stockholders and directors for any purpose; may hire, appoint and discharge, subject to the approval of the Board of Directors, employees and agents of the Corporation and fix their compensation; may make and sign deeds, mortgages, deeds of trust, notes, leases, contracts and agreements in the name and on behalf of the Corporation; shall have power to carry into effect all directions of the Board of Directors; and shall have general supervision of the business of the Corporation; and shall have general supervision of the business of the Corporation, except as may be limited by the Board of Directors, the Articles of Incorporation, or these bylaws.

26. VICE PRESIDENT: Such Vice Presidents, in the order designated by the Board of Directors from time to time, shall exercise all of the functions of the President during the absence or incapacity of the latter.

27. SECRETARY: The Secretary shall be the ex-officio clerk of the Board of Directors and shall give, or cause to be given, notices of all meetings of stockholders and directors, and all other notices required by law or by these by-laws. The Secretary shall record the proceedings of the meetings of the stockholders and directors in a book kept for that purpose and shall keep the seal of the

Corporation and attach it to all documents requiring such impression unless some other officer is designated to do so by the Board of Directors. The Secretary shall also perform such other duties as may be assigned by the Board of Directors.

28. ASSISTANT SECRETARY: There may be one or more Assistant Secretaries who shall exercise all of the functions of the Secretary during the absence or incapacity of the latter and such other duties as may be assigned from time to time by the Board of Directors.

29. TREASURER: The Treasurer shall keep or cause to be kept full and accurate books of account, and may make and sign deeds, mortgages, deeds of trust, notes, leases, contracts and agreements in the name and on behalf of the Corporation. Whenever required by the Board of Directors or the President, the Treasurer shall render a financial statement showing all transactions of the Treasurer and the financial condition of the Corporation.

30. OTHER OFFICERS: There may be one or more Assistant Vice Presidents, Assistant Treasurers, Controller or Assistant Controllers, who shall perform such duties as may be assigned from time to time by the Board of Directors.

31. COMPENSATION: The compensation of all officers of the Corporation shall be fixed by the Board of Directors.


                                  RECORDS

32. FORM OF STOCK CERTIFICATE: The certificates of stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued. They shall be signed manually or by the use of a facsimile signature, by the Chairman of the Board, by the President or a Vice President designated by the Board of Directors and countersigned by the Secretary or an Assistant Secretary. They shall bear the corporate seal or a facsimile thereof. The Board of Directors of the Corporation may issue scrip in registered or bearer form, which shall entitle the holder to receive a certificate for a full share. Scrip shall not entitle the holder to exercise voting rights or to receive dividends thereon or to participate in any of the assets of the Corporation in the event of liquidation. The Board may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date or subject to any other conditions that it may deem advisable. No fractional shares shall be issued.

33. LOST CERTIFICATES: The President or Secretary may direct a new certificate or certificates to be issued in place of any lost or destroyed certificate or certificates previously issued by the Corporation if the person or persons who claim the certificate or certificates make an affidavit stating the certificates of stock have been lost or destroyed.
When authorizing the issuance of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond, in such sum as the Corporation may direct, to indemnify the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

34. TRANSFER OF STOCK: Upon surrender to the Corporation, or to the Transfer Agent of the Corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

35. REGISTERED STOCKHOLDERS: The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The Corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge of facts which would cause the Corporation's action in registering the transfer to amount to bad faith.


                               OTHER MATTERS

36. NOTICES: Each stockholder, director and officer shall furnish in writing to the Secretary of the Corporation the address to which notices of every kind may be delivered or mailed. If such person fails to furnish an address, and the Post Office advises the Corporation that the address furnished is no longer the correct address, the Corporation shall not be required to deliver or mail any notice to such person. Whenever notice is required by applicable law, the Articles of Incorporation or these by-laws, a written waiver of such notice signed before or after the time stated in the waiver or, in the case of a meeting, the attendance of a stockholder or director (except for the sole purpose of objecting) or, in the case of a unanimous consent, the signing of the consent, shall be deemed a waiver of notice.

37. REGISTERED OFFICE AND AGENT: The Corporation shall at all times have a registered office and a registered agent.

38. CORPORATE RECORDS: The Corporation shall keep correct and complete books and records of accounts and minutes of the stockholders' and directors' meetings, and shall keep at its registered office or principal place of business, or at the office of its transfer agent, if any, a record of its stockholders, including the names and addresses of all stockholders and the number, class, and series of the shares held by each. Any person who shall have been a stockholder of record for at least six months immediately preceding demand, or who shall be the holder of record of at least five percent (5%) of all the outstanding shares of the Corporation, upon written request stating the purpose therefor, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account of the Corporation, minutes and record of stockholders, and to make copies or extracts therefrom.

39. REQUEST FOR FINANCIAL STATEMENT: Upon the written request of any stockholder, the Corporation shall mail to the stockholder its most recent published financial statement.

40. VOTING STOCK IN OTHER CORPORATIONS: Unless otherwise provided by the Board of Directors, the President, in the name and on behalf of the Corporation, may appoint from time to time himself or any other person (or persons) proxy, attorney or agent for the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, domestic or foreign, whose stock or securities are held by the Corporation, or to consent in writing to any action by such other corporation, or to exercise any or all other powers of this Corporation as the holder of the stock or other securities of such other corporation. The President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation and under its corporate seal such written proxies, consents, waivers, or other instruments as may be deemed necessary or proper. The President may attend any meeting of the holders of stock or other securities of any such other corporation and vote or exercise any or all other powers of this corporation as the holder of the stock or other securities of such other corporation.

41. SEAL: The seal of the Corporation shall be a flat faced circular die containing the word "SEAL" in the center and the name of the Corporation around the circumference.

42. AMENDMENT OF BY-LAWS: The power to alter, amend or repeal the by-laws or adopt new by-laws shall be vested in the Board of Directors unless otherwise provided in the Articles of Incorporation. By-laws adopted by the Board of Directors may be repealed or changed or new by-laws adopted by the stockholders, and the stockholders may prescribe that any by-law adopted by them may not be altered, amended or repealed by the Board of Directors.

43. FISCAL YEAR: The fiscal year of the Corporation shall end on the last day of February in each year.

44. GENERAL: Any matters not specifically covered by these by-laws shall be governed by the applicable provisions of the Code of Virginia in force at the time.